Exhibit 10.12

DATED THIS 1st DAY OF NOVEMBER 2022

BETWEEN

DNF GROUP SDN. BHD.

(Company No. 829803-X)

AND

VIRAL SHIELD LIFE SCIENCE SDN. BHD.

(Company No.1394835-P)

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SERVICES EXCHANGE AGREEMENT

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THIS AGREEMENT is made the 1st day of November 2022

BETWEEN

DNF GROUP SDN. BHD. (Company No. 829803-X), a private limited company incorporated in Malaysia and having its registered address at No. 64, Persiaran 65C, Pekeliling Business Centre, 53000 Kuala Lumpur, Wilayah Persekutuan, Malaysia (hereinafter referred to as “PARTY A”)

AND

VIRAL SHIELD LIFE SCIENCE SDN. BHD. (Company No. 1394835-P) a private limited company incorporated in Malaysia and having its registered address at Room B, 3rd Floor, 309-K Perak Road, 10150 George Town, Pulau Pinang, Malaysia. (hereinafter referred to as “PARTY B”).

WHEREAS

A.	PARTY A (hereinafter refered to as “DNF GROUP SDN. BHD.”) shall provide services to PARTY B in the sum of Ringgit Malaysia ONE MILLION (RM 1,000,000-00) only (the “PARTY A Services”).

B.	PARTY B (hereinafter refered to as “VIRAL SHIELD LIFE SCIENCE SDN. BHD.”) shall provide services to PARTY A in the sum of Ringgit Malaysia ONE MILLION (RM 1,000,000-00) only (the “PARTY B Services”).

C.	PARTY A and PARTY B have mutually agreed to exchange services and make payment-in-kind in respect of their Services, subject to the terms and conditions contained in this Agreement.

NOW THIS AGREEMENT WITNESSETH as follows :-

1.	SERVICES OF PARTY A

1.1	Party A shall provide the following services:

(“PARTY A Services”)

1.2	The value of the said service is estimated at the sum of Ringgit Malaysia ONE MILLION (RM 1,000,000-00) only exclusive of Sales and Services Tax or tax of similar nature (“SST”).

1.3	The Services shall have the following terms and conditions:

(a)	PARTY A Services shall exclusively be promotional in nature and may take the form of physical or digital promotions, including advertising on television or any digital platform.

(b)	PARTY A Services shall be rendered within the next twelve (12) months. Notwithstanding the aforementioned, the period to render PARTY A Services may be extended subject to a written agreement between both parties.

2.	SERVICES OF PARTY B

2.1	Party B shall provide the following services:

(“PARTY B Services”)

2.2	The value of the said services is estimated at the sum of Ringgit Malaysia ONE MILLION (RM 1,000,000 -00) only exclusive of Sales and Services Tax or tax of similar nature (“SST”).

2.3	The Services shall have the following terms and conditions:

(a)	PARTY B Services shall exclusively be promotional in nature and may take the form of physical or digital promotions, including advertising on television or any digital platform.

(b)	PARTY B Services shall be rendered within the next twelve (12) months. Notwithstanding the aforementioned, the period to render PARTY B Services may be extended subject to a written agreement between both parties

3.	AGREEMENT TO EXCHANGE

3.1	The Parties hereby irrevocably agree to provide and deliver the respective Services on the terms and conditions agreed upon in Clause 1 and Clause 2 respectively. Any changes to the scope and terms of the Services must be agreed to, in writing, by both parties.

3.2	Notwithstanding any difference in value or services, the Parties further irrevocably agree to set-off their mutual Services and receivables specified in Clause 1 and Clause 2 respectively of this Agreement (“Set-Off”), as a result of which their receivables cease to exist in the extent of the Set-Off.

4.	CONFIRMATION FROM PARTIES OF MUTUAL SET-OFF

4.1	After [event], the Parties shall be deemed to have settled the Set-Off in full and shall each issue a written confirmation that the receivables have been fully settled.

5.	APPROVAL

5.1	All parties covenant and warrants that the relevant approval and consent of their respective Board of Directors and/or shareholders (where applicable) to this Agreement and to give the necessary effect thereto, have been obtained.

6.	LEGAL FEES AND DISBURSEMENT

6.1	Each party shall bear its costs and expenses incurred in relation to or in connection with the negotiation, preparation and execution of this Agreement and any other relevant documents thereto.

7.	NOTICE

7.1	All notices, requests or other communications to or upon each of the Parties hereto shall be in writing and shall be addressed to the addresses of the Parties hereinabove mentioned or such other addresses as any of the Parties may designate from time to time by written notice to the other Party and shall be deemed to have been served if sent by ordinary Registered post and in such case it shall be deemed to have been received three (3) business days after the date of postage thereof, by successful e-mail or by personal delivery to the person and address stated.

8.	SUCCESSORS BOUND

8.1	This Agreement shall also be binding on the successors-in-title and legal assigns of the parties herein.

9.	SEVERABILITY

9.1	If any of the provisions of this Agreement is void or unenforceable or illegal, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect.

10.	GOVERNING LAW

10.1	The interpretations of this Agreement and the rights and obligations of the Parties hereto and all questions relative to the execution validity any performance thereof shall be governed construed and interpreted under the laws of Malaysia.

11.	OTHER PROVISIONS

11.1	This Agreement is made in two counterparts, of which each Party receives one and shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures (or other electronically delivered signature pages) to this Agreement shall be binding on the parties.

11.2	Time wherever mentioned in this Agreement shall be of the essence of the Contract.

11.3	No amendment to or waiver of any provision of this Agreement nor consent to any departure by any party from any provision in this Agreement shall in any event be effective unless the same shall have been agreed to in writing by the all of the parties hereto.

11.4	This Agreement shall inure to the benefit and shall be binding upon all the parties, their legal representatives, successors, heirs and assigns.

11.5	This Agreement sets forth the entire agreement of the parties and shall not be amended, modified, or otherwise changed except in a writing signed by both parties and incorporating this Agreement by reference.

IN WITNESS whereof the parties hereto have hereunto set their respective hand the day and year first above written.

Signed for and on behalf of	)
PARTY A DNF Group Sdn. Bhd.	)
(Company No. 829803-X ))
in the presence of :-)

Signed for and on behalf of	)
PARTY B Viral Sheild Life Sciences Sdn. Bhd.	)
(Company No. 1394835-P))
in the presence of :-)

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